                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                           -------------------------

                                   FORM 8-K

                           -------------------------

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported):  February 26, 1997

                              MICHAEL FOODS, INC.
                              --------------------
             (Exact name of registrant as specified in its charter)

         MINNESOTA               0-15638           41-0498850
         ---------               -------           ----------
(State or other jurisdiction    (Commission       (IRS Employer
of incorporation)               File Number)      Identification
                                                  Number)

                        324 PARK NATIONAL BANK BUILDING
                             5353 WAYZATA BOULEVARD
                         MINNEAPOLIS, MINNESOTA  55416
                         -----------------------------
              (Address of principal executive offices) (Zip Code)

                                 (612) 546-1500
                                 --------------
              (Registrant's telephone number, including area code)

                           NORTH STAR UNIVERSAL, INC.
                           --------------------------
                             6479 CITY WEST PARKWAY
                             ----------------------
                        EDEN PRAIRIE, MINNESOTA 55344
                        -----------------------------
        (Former name or former address, if changed since last report)

                               INTRODUCTORY NOTE

     On February 28, 1997, the Registrant and Michael Foods, Inc., a Delaware corporation, completed a series of transactions described in detail in Registration Statement 333-1863 which is incorporated herein by reference (the "Reorganization"). Prior to the Reorganization, the name of the Registrant was North Star Universal, Inc. The Registrant's common stock traded on the Nasdaq National Market System under the symbol NSRU. The Common Stock of Michael Foods, Inc. (Commission File No. 0-15568) traded on the Nasdaq National Market System under the symbol MIKL. As a result of the Reorganization, Michael Foods, Inc., a Delaware corporation, became a wholly-owned subsidiary of the Registrant and changed its name to Michael Foods of Delaware, Inc. The Registrant, continuing the business of Michael Foods of Delaware, Inc., changed its name to Michael Foods, Inc., a Minnesota corporation, and now trades on the Nasdaq National Market System under the symbol MIKLD. Historical information regarding Michael Foods of Delaware, Inc. is now included with the Registrant's information. Prior to the Reorganization, the Registrant transferred all of its assets and liabilities other than Michael Foods, Inc., a Delaware corporation, stock and certain debt to ENStar Inc. Following the reorganization, all of the common stock of ENStar was distributed ratably to the Registrant's shareholders of record as of February 27, 1997. The ENStar common stock is traded on the Nasdaq National Market System under the symbol ENSR. After the Reorganization, the business formerly conducted by North Star Universal, Inc. is now conducted by ENStar Inc. and the business of Michael Foods, Inc., a Delaware corporation, is conducted by the Registrant.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     A. Papetti's Acquisition. On February 26, 1997, Michael Foods, Inc., (n/k/a Michael Foods of Delaware, Inc., a Delaware corporation and now a wholly-owned subsidiary of the Registrant) ("MFD"), completed a series of transactions described in an Agreement and Plan of Reorganization (the "Merger Agreement") among MFD, Papetti's Hygrade Egg Products, Inc., a New Jersey corporation ("Papetti's"), and other entities related to Papetti's ("Related Entities"), pursuant to which MFD acquired Papetti's through a merger and acquired the Related Entities through mergers or asset purchases. Papetti's and the Related Entities are engaged in the egg processing and distribution business. Papetti's is headquartered in Elizabeth, New Jersey and its principal egg processing and distribution facilities are located in New Jersey, Pennsylvania, Iowa and Missouri. The Registrant will continue to operate the Papetti's business as a separate subsidiary of its M. G. Waldbaum Company egg production, processing and distribution subsidiary. See MFD Press Release issued February 26, 1997 filed as Exhibit 20.1 hereto.

     The purchase price consisted of 3,195,455 shares of MFD common stock, assumption of approximately $23 million of notes payable and long-term debt and approximately $42,900,000 in cash. The cash portion of the purchase price was paid from the proceeds of the $125 million term loan described below. The Papetti's transaction was accounted for as a purchase.

     Pursuant to the Merger Agreement, two members of the Papetti's family, Arthur J. Papetti and Stephen T. Papetti, were named as directors of MFD and through the Reorganization described below, became directors of the Registrant. The former shareholders of Papetti's are entitled, until the third anniversary of the closing, to nominate two directors of the Registrant if the former shareholders beneficially own at least 10% of the Registrant's common stock, or one director if the former shareholders beneficially own less than 10% of the Registrant's common stock.

     B. Reorganization. On February 28, 1997, MFD and the Registrant completed the transactions described in the Agreement and Plan of Reorganization between MFD, the Registrant and NSU Merger Co. dated December 21, 1995, as amended ("Reorganization Agreement") pursuant to which, through a series of transactions, MFD, in effect, repurchased and retired a portion of the shares of MFD common stock held by the Registrant in exchange for the assumption of $21,250,000 of the Registrant's net indebtedness (the "Reorganization"). The Reorganization Agreement contemplated that the historic business of MFD would be continued by the Registrant. MFD was merged with a subsidiary of the Registrant with MFD as the surviving entity. In the merger, each MFD shareholder received one share of the Registrant's common stock for each MFD common share. Immediately prior to the Reorganization, the Registrant effected a reverse stock split whereby each share of the Registrant's outstanding common stock was exchanged for .562 shares of new common stock of the Registrant. The reverse stock split ratio was determined in a manner that would reduce the number of outstanding common shares held by the Registrant's common shareholders prior to the Reorganization to a number equal to the number of MFD common shares held by the Registrant at the time of the Reorganization less the number of MFD shares valued at $11.92 per share equal to $21,250,000 in net indebtedness retained by the Registrant. Upon consummation of the reorganization, the Registrant's Board of Directors other than Mr. Efron and Mr. Jeffrey J. Michael resigned and Mr. Ostrander, Mr. Coonrod, Mr. Knudtson, Mr. Marshburn, Mr. Arthur J. Papetti, Mr. Stephen Papetti and Ms. Bellantoni were appointed as directors of the Registrant. See press release filed herewith as Exhibit 20.3.

     C. ENStar Spinoff. Prior to February 28, 1997, and as a condition to the completion of the Reorganization, the Registrant contributed all of its operations, employees and its assets and liabilities other than the MFD stock and $21,250,000 in net indebtedness to a wholly-owned subsidiary, ENStar Inc. Immediately following the completion of the Reorganization, all of the ENStar Inc. stock owned by the Registrant was distributed ratably to the Registrant's shareholders of record as of February 27, 1997.

ITEM 5. OTHER EVENTS

     A. Debt Financing. On February 26, 1997, MFD entered into a $125 million term loan agreement with Metropolitan Life Insurance Company and certain other insurance companies pursuant to which MFD issued $125 million aggregate principal amount of its 7.58% senior notes due February 26, 2009. This indebtedness was assumed by the Registrant upon completion of the Reorganization described above. See press release filed herewith as Exhibit 20.1.

     On February 26, 1997, MFD amended its existing Loan Agreement dated December 1, 1989 with Metropolitan Life Insurance Company. The amendment was entered into in order to conform the loan covenants and certain other provisions in the loan agreement with the loan covenants and other loan provisions contained in the $125 million term loan agreement described above. This indebtedness was assumed by the Registrant upon completion of the Reorganization described above.

     B. Bank Financing. On February 28, 1997, but prior to the completion of the Reorganization described above, MFD entered into a new revolving loan agreement of up to $80 million with Bank of America Illinois and certain other banks as evidenced by a Revolving Loan Agreement dated February 28, 1997 and Revolving Notes in the aggregate principal amount of $80 million issued pursuant thereto. Under specified terms and conditions, this agreement may be increased by MFD to $100 million. As part of this borrowing, an existing revolving loan agreement with Bank of America Illinois and certain other banks was terminated. This indebtedness was assumed by the Registrant upon completion of the Reorganization described above. See press release filed herewith as Exhibit 20.2.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial Statements of Businesses Acquired

          1.  Audited combined balance sheet of
              Papetti Companies at December 31, 1995, combined statements of income, equity and cash flows for the year ended December 31, 1995, and footnotes thereto.

          2. Unaudited condensed combined balance sheet of Papetti Companies at September 30, 1996, unaudited condensed combined statements of operations and statements of cash flows for the nine months ended September 30, 1996 and September 30, 1995, and related notes to unaudited condensed combined financial statements.

          3. Audited consolidated financial statements of Michael Foods, Inc., a Delaware corporation, and Subsidiaries for the years ended December 31, 1995, December 31, 1994 and December 31, 1993 were filed previously as exhibits to the Registrant's Form 10-K for the year ended December 31, 1995 and are incorporated herein by reference.

          4. Unaudited condensed consolidated financial statements of Michael Foods, Inc., a Delaware corporation, and Subsidiaries are incorporated herein by reference to Exhibit 99.1 hereof, an excerpt from Form 10-Q of Michael Foods, Inc., a Delaware corporation (Commission File 0-15568) filed for the quarterly period ended September 30, 1996.

     (b)  Pro Forma Financial Information

          1. Unaudited pro forma condensed balance sheets of Registrant (Michael Foods, Inc., a Minnesota corporation, f/k/a North Star Universal, Inc., a Minnesota corporation) and ENStar Inc. at September 30,1996 and unaudited pro forma condensed statements of earnings for the nine months ended September 30, 1996 and the year ended December 31, 1995.

          2. Unaudited pro forma condensed combined balance sheet of Michael Foods, Inc., a Delaware corporation, Papetti
              Companies and the Registrant (Michael Foods, Inc., a Minnesota corporation, f/k/a North Star Universal Inc., a Minnesota corporation) at September 30, 1996 and related unaudited pro forma condensed combined statements of earnings for the nine months ended September 30, 1996 and the year ended December 31, 1995.

          3. Notes to unaudited pro forma condensed combined financial statements.

                               PAPETTI COMPANIES

                         COMBINED FINANCIAL STATEMENTS

                               FOR THE YEAR ENDED
                               DECEMBER 31, 1995

REPORT OF INDEPENDENT ACCOUNTANTS


Boards of Directors, Stockholders and Partners
Papetti Companies

We have audited the accompanying combined balance sheet of the Papetti Companies (see Note 1) as of December 31, 1995, and the related combined statements of income, equity, and cash flows for the year then ended. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 1995 combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Papetti Companies as of December 31, 1995 and the combined results of their operations and their combined cash flows for the year then ended in conformity with generally accepted accounting principles.

As discussed in Note 1, an agreement has been reached for the Papetti Companies to be acquired.



/s/  Coopers & Lybrand L.L.P.


Parsippany, New Jersey
October 7, 1996

                              PAPETTI COMPANIES

                            Combined Balance Sheet


                                                            DECEMBER 31,
                                                                1995
                                                            ------------
ASSETS

CURRENT ASSETS
 Cash and cash equivalents                                   $ 3,271,163
 Restricted cash                                                 437,811
 Accounts receivable, trade, net  of allowance for doubtful
   accounts of $630,000 in 1995                               25,215,806
 Inventories                                                  21,626,953
 Due from related parties                                      3,587,292
 Prepaid expenses and other                                    4,883,583
                                                            ------------

Total current assets                                          59,022,608
                                                            ------------

PROPERTY, PLANT AND EQUIPMENT-AT COST
 Land                                                            173,400
 Buildings and improvements                                    5,678,288
 Machinery and equipment                                      44,507,698
 Leasehold improvements                                        4,124,635
 Transportation equipment                                      8,742,386
                                                            ------------

                                                              63,226,407

 Less accumulated depreciation                                35,070,018
                                                            ------------

                                                              28,156,389
                                                            ------------

OTHER ASSETS
 Due from related parties                                      3,863,329
 Goodwill, net                                                 1,879,210
 Other                                                         2,516,204
                                                            ------------

                                                               8,258,743
                                                            ------------

          Total Assets                                      $ 95,437,740
                                                            ============

LIABILITIES AND EQUITY

CURRENT LIABILITIES
 Bank borrowings                                            $ 13,907,524
 Current maturities of long-term debt                          5,767,599
 Accounts payable                                             26,857,563
 Accrued compensation                                            708,569
 Accrued insurance                                               303,325
 Other accrued expenses                                        6,623,237
 Due to related parties                                          151,422
                                                            ------------

Total current liabilities                                     54,319,239

LONG-TERM DEBT, less current maturities                        6,267,569

Minority interest                                              2,310,929
                                                            ------------

                                                              62,897,737
                                                            ------------
COMMITMENTS AND CONTINGENCIES

EQUITY
 Partners' equity                                                353,330
 Preferred stock                                                  20,000
 Common stock                                                  2,422,872
 Additional paid-in capital                                      723,896
 Retained earnings                                            29,019,905
                                                            ------------

          Total equity                                        32,540,003
                                                            ------------

            Total liabilities and equity                    $ 95,437,740
                                                            ============




SEE NOTES TO COMBINED FINANCIAL STATEMENTS.

                              PAPETTI COMPANIES

                         Combined Statement of Income




                                               YEAR ENDED
                                              DECEMBER 31,
                                              -------------
                                                  1995
                                              -------------

Net sales                                     $ 278,785,836
Cost of sales                                   256,050,257
                                              -------------

           Gross profit                          22,735,579

Selling, general and administrative expenses     13,563,329
                                              -------------

Operating profit                                  9,172,250

Interest expense                                  2,304,119
Interest income                                    (478,888)
                                              -------------

Income before taxes                               7,347,019

Income tax expense                                2,349,068
                                              -------------

Income before minority interest                   4,997,951
                                              -------------

Minority interest                                   157,298
                                              -------------

Net income                                    $   4,840,653
                                              =============




SEE NOTES TO COMBINED FINANCIAL STATEMENTS.

                              PAPETTI COMPANIES

                         Combined Statement of Equity






                                          PREFERRED  STOCK     COMMON  STOCK     ADDITIONAL
                             PARTNERS'   SHARES              SHARES                PAID-IN      RETAINED       TOTAL
                              EQUITY     ISSUED     AMOUNT   ISSUED    AMOUNT      CAPITAL      EARNINGS       EQUITY
                             ---------  ---------  --------  ------  -----------  ----------  ------------  ------------
Balance at:
    December 31, 1994        $ 253,125     20,000  $ 20,000   2,404  $ 2,420,862   $ 524,906  $ 25,494,268  $ 28,713,161
    Net income                 108,083                                                           4,732,570     4,840,653
    Contributions               50,000                                                                            50,000
    Issuance of common stock                                  1,675        2,010     198,990                     201,000
    Cash dividends                                                                              (1,206,933)   (1,206,933)
    Partnership distributions  (57,878)                                                                          (57,878)
                             ---------  ---------  --------  ------  -----------  ----------  ------------  ------------


Balance at:
    December 31, 1995        $ 353,330     20,000  $ 20,000   4,079  $ 2,422,872   $ 723,896  $ 29,019,905  $ 32,540,003
                             =========  =========  ========  ======  ===========  ==========  ============  ============




SEE NOTES TO COMBINED FINANCIAL STATEMENTS.

                              PAPETTI COMPANIES

                       Combined Statement of Cash Flows

                                                           YEAR ENDED
                                                            DECEMBER
                                                               31,
                                                           -----------
                                                              1995
                                                           -----------

Cash flows from operating activities:
  Net income                                               $ 4,840,653
  Adjustments to reconcile net income to net cash
    provided by operating activities:
       Depreciation and amortization                         5,776,980
       Deferred income taxes                                  (420,718)
       Loss on sale of assets                                   76,123
       Provision for doubtful accounts                         457,131
       Minority interest in income                             157,298

  (Increase) decrease in assets:
  Accounts receivable, trade                                (6,199,305)
  Inventories                                               (4,648,454)
  Due from related parties                                  (3,089,199)
  Prepaid expenses and other                                (2,411,127)
  Other noncurrent assets                                     (707,926)

  Increase (decrease) in liabilities:
  Due to related parties                                      (904,954)
  Accounts payable                                           7,825,702
  Accrued compensation                                         268,699
  Accrued insurance                                             56,522
  Other accrued expenses                                     3,819,707
                                                           -----------

Net cash provided by operating activities                    4,897,132
                                                           -----------

Cash flows from investing activities:
  Proceeds from sale of property and equipment                 426,827
  Payments received on mortgage                                502,514
  Additions to patents and trademarks                         (227,737)
  Advances to affiliates                                    (4,000,000)
  Purchase of property and equipment                        (6,590,208)
  Other investing activities                                    35,089
                                                           -----------

Net cash used in investing activities                       (9,853,515)
                                                           -----------

Cash flows from financing activities:
  Increase in bank borrowings                                3,578,433
  Proceeds from long-term debt                               2,872,482
  Repayments of long-term debt                              (2,394,008)
  Advances to stockholders                                    (660,000)
  Net change in restricted cash                               (376,568)
  Cash dividends paid to shareholders                       (1,206,933)
  Cash dividends paid to minority interest                     (88,977)
  Distributions to partners                                    (57,878)
  Distributions to minority interest                           (22,122)
  Contributions by partners                                     50,000
  Proceeds from issuance of common stock
    to shareholders                                            201,000
  Proceeds from issuance of common stock
    to minority interest                                        99,000
                                                           -----------

Net cash provided by financing activities                    1,994,429
                                                           -----------

Net (decrease) increase in cash and cash equivalents        (2,961,954)

Cash and cash equivalents at beginning of year               6,233,117
                                                           -----------

Cash and cash equivalents at end of year                   $ 3,271,163
                                                           ===========

Supplemental disclosures of cash flow information:
  Cash paid during the year for:
   Interest                                                $ 2,578,430
   Income taxes                                            $ 4,729,000

Noncash investing activity:
   Assets acquired by incurring directly related liabilities    $ 598,589




SEE NOTES TO COMBINED FINANCIAL STATEMENTS.

                              PAPETTI COMPANIES

                    NOTES TO COMBINED FINANCIAL STATEMENTS


1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

    BUSINESS ORGANIZATION, PRINCIPLES OF COMBINATION AND FISCAL YEAR

    The combined financial statements of the Papetti Companies ("Companies") include all the separate entities which are owned by the Papetti family as presented below. The Companies are engaged in the procurement, manufacturing and distribution of egg products to customers primarily throughout the United States. The Companies' procurement trends consider current market prices and availability of eggs. All significant balances and transactions between the combined entities have been eliminated.

                                                        FORM       INTEREST
                                                         OF           OF           INTEREST
                                         COMMENCED    BUSINESS     PAPETTI            OF
         ENTITY            ABBREVIATION  OPERATION  ORGANIZATION    FAMILY          OTHERS
-------------------------  ------------  ---------  -------------  --------  --------------------
Papetti's Hygrade Egg
   Products, Inc.          Hygrade         1967     C Corporation      100%
Papetti Foods, Inc.        Foods           1994     S Corporation      100%
Quaker State Farms, Inc.   Quaker          1990     S Corporation      100%
Papetti's of Iowa Food
   Products, Inc.          Iowa            1969     S Corporation       67%  T. Rechsteiner - 33%
Monark Egg Corporation     Monark          1991     S Corporation       75%  T. Rechsteiner - 25%
Casa Trucking Limited
  Partnership              Casa            1994     Partnership         80%  T. Catherman - 20%
Egg Specialties, Inc.      Specialties     1995     S Corporation     66.6%  T. Catherman - 16.7%
                                                                             R. Mosier - 16.7%
Papetti Transport Leasing
  Limited Partnership      Transport       1993     Partnership        100%
Papetti Equipment Leasing
  Limited Partnership      Equipment       1993     Partnership        100%

    Amounts included are as of December 31, and the year then ended for all entities except Hygrade, which is as of October 31, and for the year then ended. During the two months ended December 31, 1995, Hygrade incurred a net loss of approximately $850,000.

    The minority stockholders' and partners' proportionate share of the equity of the Companies is shown as minority interest.

    On June 28, 1996, the Companies reached an agreement to be acquired by Michael Foods, Inc., a U.S. food processor and distributor, for a purchase price of approximately $85 million consisting of cash and Michael Foods, Inc. common stock. The acquisition is expected to close in the first quarter of 1997.

    CASH AND CASH EQUIVALENTS

    The Companies consider highly liquid temporary investments with original maturities of three months or less to be cash equivalents.

                              PAPETTI COMPANIES

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

    INVENTORIES

    Inventories are valued at the lower of cost or market. Cost is determined on the first-in, first-out (FIFO) method.

    REVENUE RECOGNITION

    Sales of the Companies' products are recognized when the goods are shipped to customers and are recorded net of discounts, rebates, allowances and returns.

    PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment are recorded at cost. Depreciation is provided by using accelerated methods over the following estimated useful lives of the assets by most entities. Certain entities provide depreciation by using the straight-line method.

                    Buildings and improvements  18-40 years
                    Machinery and equipment      3-20 years
                    Leasehold improvements       7-40 years
                    Transportation equipment     3-7 years

    PATENTS AND TRADEMARKS

    Patents and trademarks are carried at cost less accumulated amortization which is calculated using the straight-line method over their legal or estimated useful lives of fifteen years. Amounts total $1,068,108 at December 31, 1995 and are included within other assets. The recoverability of these carrying amounts are reviewed by management periodically and adjusted for any unfavorable changes in value. Accumulated amortization was $81,182 at December 31, 1995.

    GOODWILL

    Goodwill has arisen from acquisitions made by the Companies. All acquisitions have been accounted for as purchases and the excess of the total purchase price over the fair value of the net assets acquired was recorded as goodwill. Goodwill is amortized using the straight-line method over fifteen years. Accumulated amortization was $143,090 at December 31, 1995. The Companies evaluate their goodwill annually to determine potential impairment by comparing the carrying value to the undiscounted cash flows of the related assets. The Companies modify the life or adjust the value of goodwill if an impairment is identified.

    ADVERTISING COSTS

    Advertising costs are expensed when incurred. The companies incurred advertising costs of $820,974 for the year ended December 31, 1995.

                              PAPETTI COMPANIES

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

    INCOME TAXES

    Some of the Companies are organized as partnerships and others as S corporations. There is no provision for Federal income taxes on partnerships or S corporations reflected in the combined statement of income. Certain "S" corporations are subject to state income taxes.

    Deferred income taxes are provided by using the asset and liability method. Under this method, deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities.

    CONCENTRATION OF CREDIT RISK

    Financial instruments which potentially subject the Companies to concentration of credit risk, consist principally of cash and trade receivables. The Companies place their cash with high credit quality institutions. Such amounts exceed FDIC insurance limits. Concentration of credit risk with respect to trade receivables is limited due to the large number of customers comprising the Companies' customer base. Ongoing credit evaluations of customers' financial condition are performed and collateral is not required.

    USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to the accrual for rebates and allowance for doubtful accounts. Actual results could differ from those estimates.

    NEW ACCOUNTING STANDARDS

    The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long Lived Assets and Long Lived Assets To Be Disposed Of," which the Companies are required to adopt January 1, 1996. This standard establishes guidance on when and how to measure impairment of long-lived assets, certain identifiable intangibles, and how to value long-lived assets to be disposed of. Management believes the adoption of this new accounting standard will not have a material effect on the Companies' financial statements.

                              PAPETTI COMPANIES

2.  RESTRICTED CASH:

    As required by the line of credit agreement (Note 5), Iowa is required to deposit all collections from trade accounts receivable in a separate bank account. The receipts deposited in this account are only to be applied against the line of credit.


3.  INVENTORIES:

    Inventories consist of the following:

                                            1995
                                         ------------

    Raw materials and supplies            $ 3,284,430
    Work-in-progress and finished goods    18,342,523
                                         ------------

                                         $ 21,626,953
                                         ============


4.  PROPERTY, PLANT & EQUIPMENT:

    Fully depreciated machinery and equipment still in use in the Companies' operations totaled approximately $15,463,000 at December 31, 1995. Depreciation expense was $5,068,409 for the year ended December 31, 1995.


5.  BANK BORROWINGS:

    Hygrade has lines of credit totaling $20,000,000. Amounts drawn against the line bear interest at prime (8.75% at October 31, 1995). Borrowings
    under the lines are collateralized by Hygrade's assets.    The line of
    credit outstanding borrowing was $4,000,000 at October 31, 1995.

    Iowa has a revolving line of credit not to exceed $7,000,000 with a bank. Amounts drawn against the line bear interest at 2.4% above prime (8.75% at December 31, 1995). The line of credit matures on October 31, 1996 or 90 days after the bank's request. Restricted cash is credited against the line immediately upon receipt by Iowa. The line of credit is collateralized by all of Iowa's inventory and accounts receivable and by limited personal guarantees of Iowa's stockholders. Iowa is required to not permit the line of credit balance to exceed the lesser of $7,000,000 or certain amounts of accounts receivable and inventory. The line of credit outstanding borrowing was $6,173,853 at December 31, 1995.

                              PAPETTI COMPANIES

5.  BANK BORROWINGS (CONTINUED):

    Quaker has a maximum line of credit with a bank totaling $1,000,000. Amounts drawn against the line bear interest at the bank's prime rate (8.5% as of December 31, 1995). At December 31, 1995, $600,000 was outstanding. The note is collateralized by accounts receivable and requires that Quaker maintains various financial ratios.

    At December 31, 1995 Monark had a revolving note of $3,500,000 with interest at one and one-half percent over the bank's prime rate, (9% at December 31, 1995). The agreement's expiration date is October 1996.
    Monark is required to not permit the note's balance to exceed the lesser of $3,500,000 or certain amounts of accounts receivable and inventory. The note is collateralized by all of Monark's assets and is guaranteed up to $1,000,000 by three shareholders individually. The agreement contains various covenants including dividend restrictions. Monark's note payable was $2,433,671 at December 31, 1995.

    As of December 31, 1995, Specialties has a short-term credit line totaling $1,500,000 with a bank, of which $800,000 was unused at December 31, 1995. Interest is payable monthly at the bank's prime rate, (8.75% at December 31, 1995). The line is collateralized by equipment and has been guaranteed by Hygrade.

    At year end 1995, covenants of certain borrowings were in violation for which management obtained waivers during 1996.


6.  LONG-TERM DEBT:

    The Companies' long-term debt consists of:

                                                                    1995
                                                                 -----------
    Note payable, bank, requiring monthly principal
      payments of $16,667 plus interest at prime plus
      one-half percent. (9% at December 31, 1995) The
      note is collateralized by all assets of Monark
      and is guaranteed by their stockholders and
      matures in October 1997. The agreement contains
      various covenants pertaining to maintenance of
      working capital and dividend restrictions.                 $ 1,366,654

    Note payable, bank requiring monthly repayments including interest at 7.32%. The note is collateralized by certain assets of Hygrade and matures in 1999. Hygrade is required to maintain various financial ratios. Hygrade was not in compliance with certain loan covenants at October
      31, 1995. The lender has agreed to waive compliance with the covenants.

                              PAPETTI COMPANIES

6.   LONG-TERM DEBT (CONTINUED):



       However, as part of the waiver, the Companies
       will repay the lender as part of the Michael
       Foods acquisition (see Note 1) by January 31,
       1997. The Companies have reflected all debt
       from this lender as due in 1997.                           1,437,500


     Industrial Development Revenue Bonds requiring
       annual principal payments of $600,000. Interest
       is due semi-annually and the bonds carry interest
       rates ranging from 7.40% to 8.50%. The bonds are
       collateralized by a first mortgage lien on Iowa's
       certain real property, a first security interest
       on Iowa's certain fixtures and equipment and
       further collateralized by guarantees and
       restricted funds. The bonds mature in September
       2001.                                                      3,370,000


     Note payable requiring monthly installments of
       $51,459 plus interest at one-half percent above
       prime (8.5% at December 31, 1995). The note is
       collateralized by substantially all of Foods'
       assets and matures in March 2002. The note is
       guaranteed by Hygrade and requires that Hygrade
       maintain a minimum tangible net worth. Foods was
       not in compliance with certain loan covenants at
       December 31, 1995. The lender has agreed to waive
       compliance with the covenants and amend the
       agreement to permit Foods to be in compliance with
       such covenants through December 31, 1996. However,
       as part of the waiver and amendment, the Companies
       will repay the lender at the closing of the Michael
       Foods acquisition. (See Note 1) As a result, the
       Companies have reclassified debt from this lender
       as current.                                                3,803,451


     Other                                                        2,057,563
                                                                -----------

                                                                 12,035,168

     Less:  Current maturities                                    5,767,599
                                                                -----------

                                                                $ 6,267,569
                                                                ===========

                              PAPETTI COMPANIES

6.   LONG-TERM DEBT (CONTINUED):

    Aggregate minimum annual principal payments of long-term debt maturing in years subsequent to December 31, 1995 are as follows:



          YEAR ENDING
         DECEMBER 31,          AMOUNT
         ------------       ------------
           1996             $  5,767,599
           1997                3,645,544
           1998                  819,233
           1999                  793,261
           2000                  639,531
        Thereafter               370,000
                            ------------

                            $ 12,035,168
                            ============

    In addition to the aforementioned Hygrade and Foods covenants, at year end 1995, covenants of certain other loans were in violation for which management obtained waivers during 1996.


7.  ADMINISTRATIVE SERVICE CONTRACT:

    Hygrade has an administrative service contract to provide its employees with health care insurance, which includes a self-funded portion.

    Under the insurance policy with the Plan's underwriter, Hygrade's self-funded liability is limited for each plan year to a maximum of $75,000 per employee, with an aggregate liability limit of approximately $1,371,000. These liability limits are adjusted annually. For this purpose, the plan year runs from January 1 through December 31 of each year. Hygrade has recorded an actuarially determined liability for existing and incurred but not yet reported claims of $234,400.

                              PAPETTI COMPANIES

8.  EQUITY:

    The preferred stock of Hygrade as of October 31, 1995 was:

                         SHARES
                         ISSUED
     PAR     SHARES        AND
    VALUE  AUTHORIZED  OUTSTANDING   AMOUNT   DESCRIPTION
    -----  ----------  -----------  --------  -----------

     $1        20,000       20,000  $ 20,000    Voting


    The holders of Hygrade's preferred stock receive noncumulative dividends of $10 per share annually. Common stockholders then may receive dividends up to $20 per share. Any dividends subsequently declared are divided equally between preferred stockholders and common stockholders. In the event of liquidation, preferred stockholders receive $100 per share before any distributions are made to common stockholders. Hygrade may redeem its preferred stock at a rate of $100 per share. Hygrade preferred stockholders and common stockholders each have voting rights at a rate of one vote per share. In October 1996, the preferred stock was redeemed and cancelled in exchange for 115 shares of common stock.

    The common stock of the Companies as of December 31, 1995 was:

                                      SHARES
                  PAR     SHARES    ISSUED AND
      COMPANY    VALUE  AUTHORIZED  OUTSTANDING    AMOUNT         DESCRIPTION
    -----------  -----  ----------  -----------  -----------  -------------------

    Hygrade        -         1,000        1,000  $         1
    Foods          -         2,500          300        5,000
    Quaker         -           200          200       50,000
    Iowa         $ 100       2,000          125       12,500  Class A
    Iowa           -         2,000          554    2,353,136  Class B, non-voting
    Monark           1      30,000          225          225
    Specialties              2,500        1,675        2,010
                        ----------  -----------  -----------

                            40,200        4,079  $ 2,422,872
                        ==========  ===========  ===========

    Approximately 1,234 shares of issued and outstanding common stock is held by minority shareholders and not reflected in the Companies' common stock.

    Quaker common stockholders received dividends of $3,700 per share for the year ended December 31, 1995.

    Monark common stockholders received dividends of approximately $1,186 per share for the year ended December 31, 1995.

                              PAPETTI COMPANIES

9.  ROYALTY AGREEMENTS:

    Hygrade has a royalty agreement with a partnership in which it is a 49% owner. Under the agreement Hygrade pays monthly royalties at the greater of $30,000 or 2% of the sales of products processed utilizing the technology which in turn are fully paid to the other partner. Royalty expense for the year ended October 31, 1995 was $1,352,059.


10. INCOME TAXES:

    The provision for income taxes consists of the following:



                                                    YEAR ENDED
                                                   DECEMBER 31,
                                                   ------------
                                                       1995
                                                   ------------

    Current:
      Federal                                      $ 2,254,748
      State                                            515,039
                                                   -----------

                                                     2,769,787
                                                   -----------

    Deferred:
      Federal                                         (330,316)
      State                                            (90,403)
                                                   -----------

                                                      (420,719)
                                                   -----------

                                                   $ 2,349,068
                                                   ===========


    Deferred income taxes arise from temporary differences between financial and tax reporting. Deferred tax assets are included with prepaid expenses and other current assets. The tax effects of the cumulative temporary differences resulting in the deferred tax assets are as follows:



                                                   YEAR ENDED
                                                  DECEMBER 31,
                                                  ------------
                                                      1995
                                                  ------------

    Depreciation                                   $    91,946
    Allowance for bad debts                            185,389
    Inventory                                          181,997
    Accruals for rebates                             1,387,237
    Accruals for health insurance claims                95,648
    Other                                                1,399
                                                   -----------

                                                   $ 1,943,616
                                                   ===========

                              PAPETTI COMPANIES

10. INCOME TAXES (CONTINUED):
    The following is a reconciliation of the Federal statutory income tax rate to the combined effective tax rate:





                                                        YEAR ENDED
                                                        DECEMBER 31,
                                                        ------------
                                                            1995
                                                        ------------

    Federal statutory rate                                  34.0%
    State tax effect                                         4.2%
    Effect of certain entities being S Corporations
       or partnerships                                      (5.9)%
    Other                                                   (0.3)%
                                                        --------

                                                            32.0%
                                                        ========


    Foods, Quaker, Monark, Iowa and Specialties have elected tax status as "S" Corporations, whereby the stockholders account for their share of the respective entities' income, losses, deductions, and credits on their Federal income tax returns. Foods is subject to state income taxes. Quaker pays dividends to the shareholders to satisfy their income tax liability. Quaker is subject to state franchise tax. Casa, Equipment and Transport are partnerships whereby the partners account for their share of the respective entities' income, losses deductions and credits on their income tax returns.


11. INTERCOMPANY BALANCES AND TRANSACTIONS:

    There are significant intercompany balances and transactions between entities included in the Companies' combined financial statements. These balances and transactions have been eliminated in combination. The following table summarizes intercompany balances which have been eliminated from the combined balance sheet.

                                                        DECEMBER 31,
                                                           1995
                                                        ------------

    Accounts receivable                                 $ 4,289,000
    Due from related parties                              4,661,000
    Long term debt                                        3,614,000
    Accounts payable                                      1,810,000
    Due to related parties                                3,525,000

                              PAPETTI COMPANIES

11.  INTERCOMPANY TRANSACTIONS (CONTINUED):

    Based on Hygrade having a different year end than the other entities, certain balances between Hygrade and the other entities do not eliminate. This deferred intercompany balance was approximately $2,506,000 as of December 31, 1995. This amount has been included in the current portion of due from related parties.

    The following table summarizes intercompany transactions which have been eliminated from the combined income statement:

                                                         YEAR ENDED
                                                        DECEMBER 31,
                                                        ------------
                                                           1995
                                                        ------------

    Sales and cost of sales                             $ 61,139,000

    Interest income and expense                              322,000


12. RELATED PARTY TRANSACTIONS:

    MORTGAGE RECEIVABLE

    Due from related parties includes a mortgage receivable of $892,962 due from Jersey Pride Urban Renewal (a partnership whose partners are two stockholders of the Companies) as of December 31, 1995. Maturity of this mortgage is as follows:



           YEAR ENDING
          DECEMBER  31,     AMOUNT
          -------------   ---------
            1996          $ 182,227
            1997            172,102
            1998            122,379
            1999            134,437
            2000            147,687
         Thereafter         134,130
                          ---------

                          $ 892,962
                          =========

    NOTES RECEIVABLE

    Due from related parties at December 31, 1995 includes notes receivable of $1,250,089, due from two stockholders of the Companies requiring annual repayments of $100,000 each including interest at 7.00% and maturing in 2003.

    Included in other assets at December 31, 1995 is $150,000 of noninterest bearing notes receivable from individuals who are two stockholders of the Companies.

                              PAPETTI COMPANIES

12. RELATED PARTY TRANSACTIONS (CONTINUED):

    NOTES RECEIVABLE (CONTINUED)

    Due from related parties includes a note receivable to Iowa due from shareholders and other individuals of $1,860,000 at December 31, 1995.
    This arose in 1994 when certain stockholders and officers of Iowa and other individuals entered into a note agreement with Iowa. The proceeds from this note were used to meet the equity requirements of a Papetti Farms, Inc. financing agreement. The terms of the note, as amended, require a seven-year payment schedule with annual repayments beginning June 10, 1997, with interest payable at the prime rate as determined by Firstar Bank of Wisconsin plus 1.5%.

    RENT

    The Companies lease operating facilities on a month-to-month basis from related partnerships. Rental expense for the operating facilities totaled approximately $1,850,000 for the year ended December 31, 1995.

    GUARANTEES

    The Companies are parties to financial guarantees with off-balance-sheet risk in the normal course of business to meet financing needs of some related parties. The financial guarantees involve credit risk in excess of the amount recognized in the balance sheet. The Companies' exposure to credit loss in the event of nonperformance by the related parties for financial guarantees written is represented by the amount of the guarantees. The Companies do not require collateral to support the financial guarantees.

    The Companies have guaranteed loans for A&A Urban Renewal (a partnership whose partners are two stockholders of the Companies) in the amount of $1,375,000 at December 31, 1995. The Companies have guaranteed bonds issued by the Schuykill County Industrial Development Authority, Pennsylvania, issued on behalf of ASA Company, a related entity from whom the Companies lease facilities, land and certain equipment. The bonds had an original principal balance of $1,940,000 with $965,000 outstanding at December 31, 1995. No reserve for losses on the guarantees is provided for at December 31, 1995.

    Certain of the combined entities have guaranteed the indebtedness of other combined entities. In addition, certain stockholders have guaranteed loans of several of the Companies at December 31, 1995.

                              PAPETTI COMPANIES

12. RELATED PARTY TRANSACTIONS (CONTINUED):

    SUNBEST-PAPETTI FARMS

    Certain stockholders of the Companies hold a majority interest in Papetti Farms, Inc., which owns 50% of Sunbest-Papetti Farms ("Sunbest"). Sunbest is engaged in the egg laying business and commenced operations in 1994.
    The amount due from Sunbest at December 31, 1995 was approximately $717,000. The amount due to Sunbest at December 31, 1995 was approximately $444,000. Purchases for the year ended December 31, 1995 from Sunbest were approximately $8,618,000.


13. COMMITMENTS AND CONTINGENCIES:

    LITIGATION

    Hygrade was a defendant in a suit alleging patent infringement which has been settled in connection with the purchase agreement with Michael Foods, Inc. (Note 1). The settlement amount, $6 million, is contingently payable upon the consummation of the purchase. The provision has been recorded as of the date that the purchase agreement was signed, June 28, 1996, as this was the point when the dollar amount became determinable and probable.

    LEASE COMMITMENTS

    The Companies lease certain of its facilities and equipment under operating leases. At December 31, 1995, the minimum future rental commitments under noncancelable leases payable over the remaining lives of the leases are:

            1996  $ 314,577
            1997    164,454
            1998    114,248
            1999    101,322
            2000     24,330
                  ---------

                  $ 718,931
                  =========

    The Companies also lease certain of their operating facilities and land on a month-to-month basis from related parties.

    Rental expense under operating leases was approximately $2,531,000 for the year ended December 31, 1995.

                              PAPETTI COMPANIES

13. COMMITMENTS AND CONTINGENCIES (CONTINUED):

    PURCHASE COMMITMENTS

    In order to insure a steady supply of eggs, several of the combined companies have entered into three- to five-year contracts to purchase a specified volume of eggs at market prices on the day the entities receive the eggs from the suppliers. Purchases in excess of production requirements can be readily sold in the open market.


14. FAIR VALUE OF FINANCIAL INSTRUMENTS:

    SFAS No. 107, "Disclosures about Fair Value of Financial Instruments", requires disclosure of information about the fair value of certain financial instruments for which it is practicable to estimate that value. For purposes of the following disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation.

    The amounts disclosed represent management's best estimates of fair value. The methods and assumptions used to estimate fair value are as follows:

    a. Restricted cash - The carrying amounts approximate fair value because of the short maturity of those instruments and the variable market rate of interest accruing on the various accounts.

    b. Due from related parties - The carrying amounts approximate fair value because of the short maturity of the instruments and the interest rate accruing on the various accounts approximates the rates currently offered to the Companies for debt of the same remaining maturities.

    c. Long-term debt - The fair value of the Companies' long-term debt is estimated based on the quoted market prices for similar issues or by discounting expected cash flows at the rates currently offered to the Companies for debt of the same remaining maturities as advised by the Companies' bankers.

                              PAPETTI COMPANIES

14.  FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED):


    The assets and liability amounts recorded in the balance sheet (carrying amount) and the estimated fair values of financial instruments at December 31, consisted of the following:



                                              1995
                                   ----------------------------
                                    CARRYING         FAIR
                                     AMOUNT          VALUE
                                   -----------  ---------------

    Cash and cash equivalents      $ 3,271,163        3,271,163
    Restricted cash                    437,811          437,811
    Due from related parties         7,450,621        7,450,621
    Long-term debt                  12,035,168       11,802,005

                               PAPETTI COMPANIES
                       CONDENSED COMBINED BALANCE SHEET
                                  (Unaudited)


-------------------------------------------------------------------------------
                                                                September 30,
                                                                    1996
                                                                -------------
ASSETS
CURRENT ASSETS
 Cash and cash equivalents                                      $  1,589,000
 Accounts receivable, less allowances                             35,291,000
 Inventories                                                      15,398,000
 Prepaid and other                                                 4,598,000
 Due from related parties                                          4,854,000
                                                                ------------
  Total current assets                                            61,730,000

PROPERTY, PLANT AND EQUIPMENT - AT COST
 Land                                                                107,000
 Buildings and improvements                                        6,254,000
 Machinery and equipment                                          46,433,000
 Leasehold improvements                                            5,500,000
 Transportation equipment                                         10,367,000
                                                                ------------
                                                                  68,661,000
 Less accumulated depreciation                                    38,124,000
                                                                ------------
                                                                  30,537,000

OTHER ASSETS
 Goodwill, net                                                     1,778,000
 Due from related parties                                             69,000
 Other                                                             2,332,000
                                                                ------------
                                                                   4,179,000
                                                                ------------
                                                                $ 96,446,000
                                                                ============

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
 Notes payable                                                  $ 12,271,000
 Current maturities of long-term debt                              5,522,000
 Accounts payable                                                 27,980,000
 Accrued expenses and other liabilities                           13,779,000
                                                                ------------
   Total current liabilities                                      59,552,000

LONG-TERM DEBT, less current maturities                            7,501,000
MINORITY INTEREST                                                  2,460,000
CONTINGENCIES                                                             --

STOCKHOLDERS' EQUITY
 Partner's equity                                                    550,000
 Preferred stock                                                      20,000
 Common stock                                                      2,423,000
 Additional paid-in capital                                          723,000
 Retained earnings                                                23,217,000
                                                                ------------
                                                                  26,933,000
                                                                ------------
                                                                $ 96,446,000
                                                                ============
-------------------------------------------------------------------------------



See accompanying notes to condensed combined financial statements.

                              PAPETTI COMPANIES
                  CONDENSED COMBINED STATEMENTS OF OPERATIONS
                 Nine Months Ended September 30, (Unaudited)

-------------------------------------------------------------------------------
                                                    1996               1995
                                                ------------       ------------
Net sales                                       $261,396,000       $198,467,000

Cost of sales                                    243,298,000        177,801,000
                                                ------------       ------------

  Gross profit                                    18,098,000         20,666,000

Selling, general and administrative expenses      14,542,000         13,258,000
Litigation settlement                              6,000,000                 --
                                                ------------       ------------

  Operating profit (loss)                         (2,444,000)         7,408,000

Interest expense, net                              1,144,000          1,213,000
                                                ------------       ------------

  Earnings (loss) before income taxes             (3,588,000)         6,195,000

Income tax expense                                   214,000          2,080,000
                                                ------------       ------------

  Earnings (loss) before minority interest        (3,802,000)         4,115,000

Minority interest                                    262,000             40,000
                                                ------------       ------------
  NET EARNINGS (LOSS)                           $ (4,064,000)      $  4,075,000
                                                ============       ============
-------------------------------------------------------------------------------

See accompanying notes to condensed combined financial statements.

                               PAPETTI COMPANIES
                  CONDENSED COMBINED STATEMENTS OF CASH FLOWS
                  Nine Months Ended September 30, (Unaudited)


-----------------------------------------------------------------------------------------------------------

                                                                          1996                1995
                                                                      ------------        -------------
Net cash provided by operating activities                             $  6,460,000        $  4,154,000

Cash flows from investing activities:
 Capital expenditures                                                   (8,543,000)         (4,757,000)
 Proceeds from sale of property, plant and equipment                     2,421,000             427,000
 Other                                                                     247,000            (422,000)
                                                                      ------------        ------------
Net cash used in investing activities                                   (5,875,000)         (4,752,000)

Cash flows from financing activities:
 Net change in restricted cash                                             191,000            (798,000)
 Payments on notes payable and long-term debt                          (11,250,000)         (6,208,000)
 Proceeds from notes payable and long-term debt                         10,602,000           4,838,000
 Cash dividends paid to shareholders and minority interest              (1,394,000)         (1,083,000)
 Distributions to partners and minority interest                          (416,000)            (80,000)
 Contributions by partners                                                      --              50,000
                                                                      ------------        ------------

Net cash used in financing activities                                   (2,267,000)         (3,281,000)
                                                                      ------------        ------------

Net decrease in cash and cash equivalents                               (1,682,000)         (3,879,000)

Cash and cash equivalents at beginning of period                         3,271,000           6,233,000
                                                                      ------------        ------------

Cash and cash equivalents at end of period                            $  1,589,000        $  2,354,000
                                                                      ============        ============

-----------------------------------------------------------------------------------------------------------


See accompanying notes to condensed combined financial statements.

                               PAPETTI COMPANIES
                NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

                          September 30, 1996 and 1995
                                  (Unaudited)

NOTE A - BASIS OF PRESENTATION

The accompanying unaudited condensed combined financial statements have been prepared in accordance with Regulation S-X pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although management believes that the disclosures are adequate to make the information presented not misleading.

All the Companies have a December 31 fiscal year end, except Papetti's Hygrade Egg Products, Inc. ("Hygrade"), which is October 31. Thus, amounts included are as of September 30 and for the nine months then ended for all entities except Hygrade, which is as of July 31, and for the nine months then ended. During the two months ended September 30, 1996, Hygrade earned net income of approximately $380,000.

In the opinion of management, the unaudited condensed combined financial statements contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the financial position as of September 30, 1996, the results of operations and cash flows for the nine month periods ended September 30, 1996 and 1995. These financial statements should be read in conjunction with the Companies' audited financial statements for the year ended December 31, 1995 included in this filing. The results of operations for the nine month period ended September 30, 1996 are not necessarily indicative of the results for the full year.

Certain reclassifications of prior year amounts have been made to conform to the current year presentation.

The Companies' preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reported periods. Actual results could differ from those estimates.

NOTE B - INVENTORIES

Inventories are valued at the lower of cost or market. Cost is determined on the first-in, first-out method. Inventories consist of the following:


                                       September 30,    December 31,
                                          1996            1995
                                       -------------    ------------
Work in process and finished goods     $ 11,041,000     $ 18,343,000
Raw materials and supplies                4,357,000        3,284,000
                                       ------------     ------------
                                       $ 15,398,000     $ 21,627,000
                                       ============     ============

                               PAPETTI COMPANIES
                NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

                          September 30, 1996 and 1995
                                  (Unaudited)

NOTE C - LONG-TERM DEBT

As of September 30, 1996, the Companies have several lines of credit and notes payable to various financial institutions. Some of the loan agreements contain convenants which in several instances require the Companies to maintain certain financial ratios and restrict the payment of dividends. As of September 30, 1996, covenants of certain borrowings were in violation for which management obtained waivers of all such requirements.

NOTE D - CONTINGENCIES

Hygrade was a defendant in a suit alleging patent infringement which has been settled in connection with the purchase agreement with Michael Foods, Inc. (see Note E). The settlement amount, $6 million, is payable contingent upon the consummation of the purchase and has been recorded as of the date that the purchase agreement was signed, June 28, 1996.

NOTE E - PURCHASE AGREEMENT

On June 28, 1996, the Companies reached an agreement to be acquired by Michael Foods, Inc., a U.S. food processor and distributor. The purchase price will be comprised of 3.2 million shares of Michael Foods, Inc. common stock valued at approximately $38 million, assumption of approximately $23 million of debt and approximately $43 million in cash, subject to certain adjustments. The acquisition is expected to close in the first quarter of 1997.

                     UNAUDITED PRO FORMA CONDENSED COMBINED
                              FINANCIAL STATEMENTS



The following unaudited pro forma condensed combined financial statements have been prepared to reflect the February 26, 1997 acquisition of Papetti's Hygrade Egg Products, Inc. and its affiliated entities (collectively "Papetti") by Michael Foods, Inc. ("Michael"), as if it had occurred on January 1, 1995 for the pro forma statements of earnings and on September 30, 1996 for the pro forma balance sheet. The acquisition of Papetti has been accounted for as a purchase transaction and the purchase price has been allocated to the assets and liabilities of Papetti based on their estimated fair value at September 30, 1996. The final allocation of the purchase price and the resulting impact may differ from those reflected in the following unaudited pro forma condensed combined financial statements.

The "Papetti Historical" financial information is as of September 30, 1996 and the nine month period then ended and for the year ended December 31, 1995 for all entities except for Papetti's Hygrade Egg Products, Inc., which is as of July 31, 1996 and the nine month period then ended and for the fiscal year ended October 31, 1995.

The following unaudited pro forma condensed combined financial statements have also been prepared to reflect the February 28, 1997 effectiveness of the Agreement and Plan of Reorganization by and between Michael, North Star Universal, Inc. ("NSU") and NSU Merger Co. ("Merger Sub"), a wholly-owned subsidiary of NSU. The transaction merged Merger Sub, with and into Michael with Michael as the surviving corporation. At the time of the merger the operating companies owned by NSU and certain other assets and liabilities, including NSU's investment in CorVel Corporation, were distributed to the former NSU shareholders in the form of the common stock of ENStar Inc. ("ENStar").The pro forma condensed financial statements reflect this distribution. The merger agreement is accounted for in the following statements as if it had occurred on January 1, 1995 for the pro forma statements of earnings and on September 30, 1996 for the pro forma balance sheets. The effect of this merger is the assumption by Michael of NSU debt and the retirement of Michael shares of common stock, owned by NSU, in an amount approximately equal to the debt assumed.

Assumptions underlying the pro forma adjustments are described in the accompanying notes which should be read in conjunction with the unaudited pro forma condensed combined financial statements. These financial statements should also be read in conjunction with the historical financial statements of Michael, NSU and Papetti and the notes thereto. The pro forma financial statements do not purport to be indicative of the actual results of operations which would have occurred had the operations of the companies been combined at January 1, 1995 or the future results of operations which may be obtained by the combined companies.

                           NORTH STAR UNIVERSAL, INC.

                  UNAUDITED PRO FORMA CONDENSED BALANCE SHEETS

                               SEPTEMBER 30, 1996
                                 (IN THOUSANDS)




                                                             PRO FORMA
                                              NSU           ADJUSTMENTS         NSU
ASSETS                                     HISTORICAL        -ENSTAR          PRO FORMA
                                          -----------       -----------       ---------
 Current Assets
      Cash and cash equivalents              $  8,068        $   174(a)        $ 7,894
      Accounts receivable, net                  9,704          9,704(a)              -
      Inventories                               6,629          6,629(a)              -
      Prepaid expenses and other                  773            367(a)            406
                                             --------        -------           -------
         Total current assets                  25,174         16,874             8,300
 Property and equipment, net                    1,572          1,572(a)              -
 Goodwill, net                                  4,841          4,841(a)              -
 Investments in unconsolidated
        subsidiaries                           83,468         13,199(a)         70,269
 Other assets                                      26             26(a)              -
                                             --------        -------           -------
                                             $115,081        $36,512           $78,569
                                             ========        =======           =======
LIABILITIES AND STOCKHOLDERS' EQUITY
 Current Liabilities
      Notes payable                          $  1,115        $ 1,115(a)        $     -
      Current portion of long-term debt        11,624             17(a)         11,607
      Accounts payable                          5,829          5,829(a)              -
      Accrued liabilities                       5,522          5,522(a)              -
                                             --------        -------           -------
         Total current liabilities             24,090         12,483            11,607
 Long-term debt, less current portion          22,310            146(a)         22,164
 Deferred income taxes                         26,725          3,490(a)         23,235
 Stockholders' equity                          41,956         20,393(a)         21,563
                                             --------        -------           -------
                                             $115,081        $36,512           $78,569
                                             ========        =======           =======

                           NORTH STAR UNIVERSAL, INC.

              UNAUDITED PRO FORMA CONDENSED STATEMENTS OF EARNINGS

                      NINE MONTHS ENDED SEPTEMBER 30, 1996
                                 (IN THOUSANDS)




                                                            PRO FORMA
                                              NSU          ADJUSTMENTS         NSU
                                           HISTORICAL       -ENSTAR         PRO FORMA
                                           ----------      -----------      ---------
Net sales                                    $49,151        $49,151 (a)      $     -
Cost of sales                                 36,147         36,147 (a)            -
                                             -------        -------         --------
        Gross profit                          13,004         13,004                -
Selling, general, and administrative
  expenses                                    12,744         12,594 (a)          150
                                             -------        -------         --------
        Operating profit (loss)                  260            410             (150)
Interest expense, net                         (2,573)          (191)(a)       (2,382)
Investment income                              7,713              -            7,713
                                             -------        -------         --------
Earnings before income taxes and equity in
  earnings of unconsolidated subsidiaries      5,400            219            5,181
Income tax expense                             2,240            122 (a)        2,118
                                             -------        -------         --------
Earnings before equity in earnings of
  unconsolidated subsidiaries                  3,160             97            3,063
Equity in earnings of unconsolidated
  subsidiaries                                 2,750            956 (a)        1,794
                                             -------        -------         --------
        Earnings from continuing operations  $ 5,910        $ 1,053          $ 4,857
                                             =======        =======         ========

                           NORTH STAR UNIVERSAL, INC.

              UNAUDITED PRO FORMA CONDENSED STATEMENTS OF EARNINGS

                          YEAR ENDED DECEMBER 31, 1995
                                 (IN THOUSANDS)




                                                        PRO FORMA
                                           NSU         ADJUSTMENTS         NSU
                                           HISTORICAL    -ENSTAR      PRO FORMA
                                           ----------  -----------    ---------
Net sales                                    $54,891    $54,891 (a)    $     -
Cost of sales                                 39,525     39,525 (a)          -
                                             -------    -------       --------
        Gross profit                          15,366     15,366              -
Selling, general, and administrative expenses 14,882     14,333 (a)        549
                                             -------    -------       --------
        Operating profit (loss)                  484      1,033           (549)
Interest expense, net                         (4,120)      (247)(a)     (3,873)
                                             -------    -------       --------
Earnings before income taxes and equity in
  earnings of unconsolidated subsidiaries     (3,636)       786         (4,422)
Income tax expense (benefit)                  (1,200)       405 (a)     (1,605)
                                             -------    -------       --------
Earnings before equity in earnings of
  unconsolidated subsidiaries                 (2,436)       381         (2,817)
Equity in earnings of unconsolidated
  subsidiaries                                 5,526      1,191 (a)      4,335
                                             -------    -------       --------
        Earnings from continuing operations  $ 3,090    $ 1,572        $ 1,518
                                              =======   =======       ========

                              MICHAEL FOODS, INC.

             UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS

                               SEPTEMBER 30, 1996
                                 (IN THOUSANDS)



                                                               PRO FORMA                                 PRO FORMA
                                        MICHAEL    PAPETTI    ADJUSTMENTS       MICHAEL       NSU       ADJUSTMENTS      MICHAEL
ASSETS                                HISTORICAL  HISTORICAL   -PAPETTI        PRO FORMA    PRO FORMA      -NSU         PRO FORMA
                                     -----------  ----------  -----------     -----------   ---------   -----------     ---------

Current Assets
  Cash and cash equivalents           $  2,966     $ 1,589  $     -            $   4,555    $ 7,894     $ (7,894)        $  4,555
  Accounts receivable, net              50,472      40,145    (3,700) (b)         86,917         -            -            86,917
                                                               6,000  (d)
                                                              (6,000) (e)
  Inventories                           57,875      15,398        -               73,273         -            -            73,273
  Prepaid expenses and other             3,059       4,598      (600) (f)          7,057        406         (406) (i)       6,357
                                                                                                            (700) (f)
                                      --------     -------  --------           ---------    -------     --------         --------
        Total current assets           114,372      61,730    (4,300)            171,802      8,300       (9,000)         171,102
Property and equipment, net            186,583      30,537     2,000  (c)        219,120         -            -           219,120
Goodwill, net                           56,550       1,778    56,959  (c)        114,509         -            -           114,509
                                                              (1,778) (c)
                                                               1,000  (f)
Investment in unconsolidated
  subsidiaries                              -           -         -                   -      70,269      (70,269) (i)          -
Other assets                            12,564       2,401    (1,487) (c)          8,078         -            -             8,078
                                                              (6,000) (d)
                                                                 600  (g)
                                      --------     -------  --------           ---------    -------     --------         --------
                                      $370,069     $96,446  $ 46,994            $513,509    $78,569     $(79,269)        $512,809
                                      ========     =======  ========            ========    =======     ========         ========
LIABILITIES AND
 STOCKHOLDERS' EQUITY
   Current Liabilities
    Notes payable                     $ 38,700     $12,271  $(50,971) (g)       $     -    $     -     $      -         $      -
    Current portion of long-
      term debt                         12,709       5,522   (10,531) (g)          7,700     11,607       (7,894) (h)       7,700
                                                                                                          (3,713) (h)
    Accounts payable                    37,674      27,980        -               65,654         -            -            65,654
    Accrued liabilities                 23,009      13,779    (6,000) (e)         30,788         -            -            30,788
                                      --------     -------  --------            --------    -------      --------        --------
      Total current liabilities        112,092      59,552   (67,502)            104,142     11,607      (11,607)         104,142
   Long-term debt, less current
    portion                             42,910       7,501    42,913  (c)        155,826     22,164         (914) (h)     178,672
                                                              62,102  (g)                                  1,596  (f)
                                                                 400  (f)
   Deferred income taxes                29,758          -        800  (c)         30,558     23,235      (23,235) (i)      30,558
   Minority interest                        -        2,460    (2,460) (c)             -          -            -                -
   Stockholders' equity                185,309      26,933    (3,700) (b)        222,983     21,563        4,627  (h)     199,437
                                                             (23,233) (c)                                (47,440) (i)
                                                              37,674  (c)                                 (2,296) (f)
                                      --------     -------  --------            --------    -------     --------         --------
                                      $370,069     $96,446  $ 46,994            $513,509    $78,569     $(79,269)        $512,809
                                      ========     =======  ========            ========    =======     ========         ========

                              MICHAEL FOODS, INC.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF EARNINGS

                      NINE MONTHS ENDED SEPTEMBER 30, 1996
                                 (IN THOUSANDS)




                                                                 PRO FORMA                              PRO FORMA
                                      MICHAEL      PAPETTI      ADJUSTMENTS       MICHAEL      NSU     ADJUSTMENTS      MICHAEL
                                    HISTORICAL    HISTORICAL     PAPETTI         PRO FORMA  PRO FORMA     -NSU         PRO FORMA
                                   -----------  ------------  --------------     ---------  ---------  -----------    -----------
Net sales                            $455,478     $261,396    $    -              $716,874   $    -    $     -        $716,874
Cost of sales                         403,267      243,298         214  (j)        645,292        -          -         645,292
                                                                (1,487) (k)
                                     --------     --------    --------            --------   -------   --------       --------
     Gross profit                      52,211       18,098       1,273              71,582        -          -          71,582
Selling, general, and
  administrative expenses              33,597       14,542        (766) (k)         48,178       150       (150) (r)    48,178
                                                                   987  (l)
                                                                   (60) (m)
                                                                  (122) (n)
Litigation settlement                      -         6,000      (6,000) (e)             -         -          -              -
                                     --------     --------    --------            --------   -------   --------       --------
     Operating profit (loss)           18,614       (2,444)      7,234              23,404      (150)       150         23,404
Interest expense, net                  (5,474)      (1,144)       (204) (b)         (8,899)   (2,382)     1,174  (q)   (10,107)
                                                                (2,077) (o)
Investment income                          -            -           -                   -      7,713     (7,713) (r)        -
                                     --------     --------    --------            --------   -------   --------       --------
Earnings (loss) before income
  taxes, equity in earnings of
  unconsolidated subsidiaries,
  and minority interest                13,140       (3,588)      4,953              14,505     5,181     (6,389)        13,297
Income tax expense                      5,260          214         332 (p)           5,806     2,118     (2,601) (p)     5,323
                                     --------     --------    --------            --------   -------   --------       --------
Earnings (loss) before equity in
  earnings of unconsolidated
  subsidiaries and minority
  interest                              7,880       (3,802)      4,621               8,699     3,063     (3,788)         7,974

Equity in earnings of
  unconsolidated subsidiaries              -            -           -                   -      1,794     (1,794) (r)        -
Minority interest                          -          (262)        262(s)               -         -          -              -
                                     --------     --------   ---------            --------   -------   --------       --------
     Earnings (loss) from
       continuing operations         $  7,880     $ (4,064)  $   4,883            $  8,699   $ 4,857   $ (5,582)      $  7,974
                                     ========     ========   =========            ========   =======   ========       ========
     Net earnings per share -
       continuing operations         $   0.41                                                                         $   0.38
                                     ========                                                                         ========
Weighted average shares
  outstanding                          19,379                                                                           20,791 (t)
                                     ========                                                                          ========

                              MICHAEL FOODS, INC.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF EARNINGS

                          YEAR ENDED DECEMBER 31, 1995
                                 (IN THOUSANDS)




                                                             PRO FORMA                             PRO FORMA
                                     MICHAEL     PAPETTI    ADJUSTMENTS      MICHAEL      NSU     ADJUSTMENTS      MICHAEL
                                   HISTORICAL   HISTORICAL   - PAPETTI      PRO FORMA  PRO FORMA     -NSU         PRO FORMA
                                  -----------  -----------  -----------    ---------  ---------     -------      -----------
Net sales                            $536,627     $278,786   $    -         $815,413   $    -       $    -         $815,413
Cost of sales                         454,652      256,051       286 (j)     709,204        -            -          709,204
                                                              (1,785)(k)
                                     --------     --------   -------        --------   -------       -------       --------
        Gross profit                   81,975       22,735     1,499         106,209        -             -         106,209
Selling, general, and
  administrative expenses              45,729       13,563      (854)(k)      58,581       549          (549) (r)    58,581
                                                               1,315 (l)
                                                                 (62)(m)
                                                              (1,110)(n)
                                     --------     --------   -------        --------   -------       -------       --------
        Operating profit (loss)        36,246        9,172     2,210          47,628      (549)          549         47,628
Interest expense, net                  (7,635)      (1,825)     (328)(b)     (12,751)   (3,873)        2,262  (q)   (14,362)
                                                              (2,963)(o)
                                     --------     --------   -------        --------   -------       -------       --------
Earnings (loss) before income
  taxes and equity in earnings of
  unconsolidated subsidiaries and
  minority interest                    28,611        7,347    (1,081)         34,877    (4,422)        2,811         33,266
Income tax expense                     11,020        2,349       582 (p)      13,951    (1,605)          961  (p)    13,307
                                     --------     --------   -------        --------   -------       -------       --------

Earnings (loss) before equity in
  earnings of unconsolidated
  subsidiaries and minority
  interest                             17,591        4,998    (1,663)         20,926    (2,817)        1,850         19,959

Equity in earnings of
  unconsolidated subsidiaries              -            -         -               -      4,335        (4,335) (r)       -
Minority interest                          -          (157)      157 (s)          -         -             -             -
                                     --------      -------   -------        --------   -------       -------       --------
        Earnings from
          continuing operations     $  17,591     $  4,841   $(1,506)       $ 20,926   $ 1,518       $(2,485)     $  19,959
                                    =========     ========   =======        ========   =======       =======      =========
        Net earnings per share -
          continuing operations     $    0.91                                                                     $    0.96
                                    =========                                                                     =========
Weighted average shares
  outstanding                          19,328                                                                        20,740(t)
                                    =========                                                                      ========

                         NORTH STAR UNIVERSAL, INC. AND
                              MICHAEL FOODS, INC.
                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                         COMBINED FINANCIAL STATEMENTS



(A) To reflect the tax free distribution of ENStar Inc. to NSU shareholders in connection with the reorganization with Michael (see Item 2 of Form 8-K).

(B) To eliminate receivables from related parties that were forgiven prior to consummation of the Papetti acquisition pursuant to the acquisition agreement, along with elimination of the related interest income.

(C) Cost of the acquisition and estimated purchase accounting adjustments are as follows (in thousands):


       Common stock issued (1)                                   $37,674
       Cash paid  (2)                                             42,913
                                                                --------

          Total acquisition costs                                 80,587

       Book value of assets acquired                             (25,693)
       Elimination of Papetti patents and intangibles              1,487
       Elimination of Papetti goodwill                             1,778
       Additional value assigned to property and equipment (3)    (2,000)
       Deferred tax liability on additional value assigned to
        certain property and equipment                               800
                                                                --------

          Excess cost over net assets acquired (goodwill)        $56,959
                                                                ========


    (1) Michael issued 3,195,455 shares under the purchase agreement. The shares issued were valued at $11.79 per share, which is the preliminarily estimated fair value of the common stock issued.

    (2) The cash portion of the purchase price was funded through the placement of senior term debt by Michael.

    (3) Adjustment to record Papetti property and equipment being acquired, at the preliminary appraised value.

(D) Under a technology license agreement, Michael has been offsetting 50% of required cash royalty payments with legal costs it had incurred to defend the licenser's patents. A prepaid royalty has arisen from the deferral of these legal fees. In connection with the Papetti acquisition, Papetti and Michael agreed to settle pre-existing litigation in the amount of $6,000,000. As a result of the settlement, Michael will record a receivable from Papetti of $6,000,000 and a corresponding reduction of its prepaid royalty account at the time of the acquisition. Under the terms of the license agreement, the proceeds from this settlement are first applied to the prepaid royalty costs. This entry has been reflected as a pro forma balance sheet adjustment at September 30, 1996.

(E) To reflect the elimination of the Michael litigation receivable and the Papetti accrued litigation liability, along with eliminating the one-time litigation settlement from the nine months ended September 30, 1996 statement of earnings.

(F) To record costs of the transactions. Michael incurred transaction costs totaling $2,296,000 related to its merger with NSU, which were charged to stockholders' equity as a cost of the treasury shares reacquired (see (I) below).

(G) To record the refinancing of Papetti's and Michael's debt, which was funded through the placement of senior term debt by Michael bearing interest at a fixed rate of 7.58%, and a long-term revolving loan with interest at a variable rate, together with the deferred financing costs of $600,000.

(H) To apply the NSU cash to NSU indebtedness, as well as reduce the NSU indebtedness to the actual amount assumed by Michael on the date of the merger. The additional $4,627,000 pay down of the NSU indebtedness was generated primarily by dividends received from ENStar.

(I) To eliminate NSU's investment in Michael and the related deferred income taxes, and to reflect the reacquisition of 1,782,961 shares of Michael common stock in exchange for the assumption of $21,250,000 of NSU net indebtedness at the date of the merger. Michael expects to refinance the assumed NSU indebtedness within two months of the merger with the proceeds from the placement of senior term debt, which bears interest at a fixed rate of 7.58%.

(J) To record additional depreciation expense resulting from the estimated additional value assigned to property and equipment.

(K) To reduce Papetti officer compensation expense to employment contract amounts which will be effective upon completion of the purchase.

(L) To record amortization of the excess cost over net assets acquired over 40 years - net of amounts previously reported by Papetti.

(M) To eliminate amortization of Papetti patents and intangibles which have preliminarily been assigned no value for purposes of the pro forma financial statements.

(N) To eliminate legal fees incurred by Papetti as a result of patent litigation between Michael and Papetti.

(O) To record additional interest expense on the debt incurred for the cash portion of the purchase price for Papetti, and to adjust Papetti interest expense for the refinancing of their obligations. All new debt bears interest at a fixed rate of 7.58%.

(P)  To adjust income tax expense to an estimated effective rate of 40%.

(Q) To adjust interest expense on the indebtedness assumed in the NSU merger for the refinancing of the indebtedness through the placement of senior term debt by Michael bearing interest at a fixed rate of 7.58%.

(R) To eliminate the NSU income statement activity which will not be a part of Michael's ongoing operations, including the elimination of NSU's gain on the sale of CorVel Corporation common stock and the elimination of NSU's equity in the earnings of Michael.

(S) To eliminate the minority interest in Papetti, as Michael acquired 100% of the Papetti companies' operations.

(T) Includes an additional 3,195,455 shares issued under the Papetti acquisition and a reduction of 1,782,961 shares retired as a result of the NSU merger.

     (c)  Exhibits


Exhibit Number      Description

2.1 Agreement and Plan of Reorganization, dated as of December 21, 1995, by and among North Star Universal, Inc., Michael Foods, Inc. and NSU Merger Co. (filed as an exhibit to the Report on Form 8-K filed by the Company on December 27, 1995 (schedules omitted -- the Registrant agrees to furnish a copy of any schedule to the Commission upon request)).

3.1              *  Amended and Restated Articles of Incorporation of the
                    Company dated February 28, 1997.

3.2                 Amended and Restated Bylaws of the Company (filed as
                    Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1994 and incorporated herein by reference).

4.1              *  Form of Common Stock Certificate.

4.2 Form of Indenture, dated as of April 26, 1989, between the Company and National City Bank of Minneapolis, as trustee (filed as Exhibit 4.1 to Registration No. 33-26176 and incorporated herein by reference).

4.3                 Form of First Supplemental Indenture, dated as of
                    March 16 1992, amending the Indenture described in
                    Exhibit 4.2 above (filed as Exhibit 4.2 to Registration No. 33-46418 and incorporated herein by reference).

4.4                 Form of Second Supplemental Indenture, dated as of
                    March 16, 1995, amending the Indenture described in
                    Exhibit 4.2 above (filed as Exhibit 4.3 to the Company's Annual Report on Form 10-K for
            the year ended December 31, 1994 and incorporated herein by reference).

4.5 Indenture, dated as of December 1, 1986, between the Company and National City Bank of Minneapolis, as trustee, relating to $25,000,000 principal amount of Subordinated Debentures Series 87/88 (filed as Exhibit 4.1 to Registration No. 33-10558 and incorporated herein by reference).

4.6 Indenture, dated as of September, 1985, between the Company and American National Bank and Trust Company, as trustee, relating to $14,000,000 principal amount of Subordinated Debentures, Series 1985 (filed as Exhibit 4 to Registration No. 2-99100 and incorporated herein by reference).

10.1 Michael Foods, Inc. 1987 Incentive Stock Option Plan and Incentive Stock Option Agreement (filed as Exhibit 10.15 to Michael Foods, Inc., a Delaware corporation's Registration Statement on Form S-1 Registration No. 33-12949 and incorporated herein by reference).

10.2 Michael Foods, Inc. 1987 Non-Qualified Stock Option Plan and Non-Qualified Stock Option Agreement (filed as Exhibit 10.16 to Michael Foods, Inc., a Delaware corporation's Registration Statement on Form S-1 Registration No. 33-12949 and incorporated herein by reference).

10.3 Form of Michael Foods, Inc. Director Stock Option Agreement (filed as Exhibit 10.25 to Michael Foods, Inc., a Delaware corporation's Registration Statement on Form S-1 Registration No. 33-12949 and incorporated herein by reference).

10.4 Retirement Compensation Agreement between Milton G. Waldbaum Company and Daniel W. Gardner, dated September 24, 1987 (filed as Exhibit
            10.40 to Michael Foods, Inc., a Delaware corporation's Annual Report on Form 10-K for the year ended December 31, 1989 and incorporated herein by reference).

10.5 Loan Agreement and Promissory Note between Metropolitan Life Insurance Company and Michael Foods, Inc., dated December 1, 1989 (filed as Exhibit 10.43 to Michael Foods, Inc., a Delaware corporation's Annual Report on Form 10-K for the year ended December 31, 1989 and incorporated herein by reference).

10.6 Amendment to Michael Foods, Inc. Incentive and Non-Qualified Stock Option Plans, dated November 21, 1989 (filed as Exhibit 4.6 to Michael Foods, Inc., a Delaware corporation's Registration Statement on Form S-8 effective November 21, 1989, Registration No. 33-31914 and incorporated herein by reference).

10.7 License Agreement between Michael Foods, Inc. and North Carolina State University, dated November 28, 1989 (filed as Exhibit 10.56 to Michael Foods, Inc., a Delaware corporation's Annual Report on Form 10-K for the year ended December 31, 1990 and incorporated herein by reference).

10.8     *  Amendment dated December 18, 1996 to License Agreement between
            Michael Foods, Inc., a Delaware corporation, and North Carolina State University, dated November 28, 1989.

10.9 Severance Plan for Eligible Employees of Michael Foods, Inc. and its Subsidiaries (incorporated by reference from the Michael Foods, Inc., a Delaware corporation's Form 8, Amendment No. 1 to Report on Form 10-K for the year ended December 31, 1990).

10.10 First Amendment to December 1, 1989 Loan Agreement and Promissory Note between Michael Foods, Inc. and Metropolitan Life Insurance Company, dated October 14, 1992 (filed as Exhibit 10.67 to
            Michael Foods, Inc., a Delaware corporation's Annual Report on Form 10-K for the year ended December 31, 1992 and incorporated herein by reference).

10.11 Amendment to the Michael Foods, Inc. Non-Qualified Stock Option Plan (filed as Exhibit 4.7 to the Michael Foods, Inc., a Delaware corporation's Registration Statement on Form S-8 effective June 9, 1993 Registration No. 33-64078 and incorporated by reference).

10.12 Stock Option Plan for Non-Employee Directors (filed as Exhibit 4.1 to the Michael Foods, Inc., a Delaware corporation's Registration Statement on Form S-8 effective June 9, 1993 Registration No. 33-64076 and incorporated herein by reference).

10.13       Michael Foods, Inc. 1994 Executive Incentive Plan (filed as
            Exhibit 10.76 to Michael Foods, Inc., a Delaware corporation's Annual Report on Form 10-K for the year ended December 31, 1993 and incorporated herein by reference).

10.14 Michael Foods, Inc. 1994 Executive Performance Stock Award Plan (filed as Exhibit 10.77 to Michael Foods, Inc., a Delaware corporation's Annual Report on Form 10-K for the year ended December 31,1993 and incorporated herein by reference).

10.15 Employment Agreement between Michael Foods, Inc. and Gregg A. Ostrander, dated January 31, 1994 (filed as Exhibit 10.79 to Michael Foods, Inc., a Delaware corporation's Annual Report on Form 10-K for the year ended December 31, 1993 and incorporated herein by reference).

10.16 Second Amendment to December 1, 1989 Loan Agreement and Promissory Note between Michael Foods, Inc. and Metropolitan Life Insurance Company, dated February 23, 1994 (filed as Exhibit 10.81 to Michael Foods, Inc., a Delaware corporation's Annual Report on Form 10-K for the year ended December 31, 1993 and incorporated herein by reference).

10.17       Michael Foods, Inc. Employee Stock Purchase Plan (filed as Exhibit
            10.88 to Michael Foods, Inc., a Delaware corporation's Annual Report on Form 10-K for the year ended December 31, 1994 and incorporated herein by reference).

10.18 Amendment No. 1 to Employment Agreement between Michael Foods, Inc. and Gregg A. Ostrander, dated December 31, 1994 (filed as Exhibit
            10.89 to the Michael Foods, Inc., a Delaware corporation's Annual Report on Form 10-K for the year ended December 31, 1994 and incorporated herein by reference).

10.19 Employment Agreement between Michael Foods, Inc. and Jeffrey M. Shapiro, dated December 31, 1994 (filed as Exhibit 10.90 to
            Michael Foods, Inc., a Delaware corporation's Annual Report on Form 10-K for the year ended December 31, 1994 and incorporated herein by reference).

10.20 Employment Agreement between Michael Foods, Inc. and Norman A. Rodriguez, dated December 31, 1994 (filed as Exhibit 10.92 to Michael Foods, Inc., a Delaware corporation's Annual Report on Form 10-K for the year ended December 31, 1994 and incorporated herein by reference).

10.21 Employment Agreement between Michael Foods, Inc. and James J. Kohler dated December 31, 1994 (filed as Exhibit 10.93 to
            Michael Foods, Inc., a Delaware corporation's Annual Report on Form 10-K for the year ended December 31, 1994 and incorporated herein by reference).

10.22 Employment Agreement between Michael Foods, Inc. and Kevin O. Kelly, dated December 31, 1994 (filed as Exhibit 10.94 to
            Michael Foods, Inc., a Delaware corporation's Annual Report on Form 10-K for the year ended December 31, 1994 and incorporated herein by reference).

10.23 Employment Agreement between Michael Foods, Inc. and John D. Reedy, dated December 31, 1994 (filed as Exhibit 10.95 to Michael
            Foods, Inc., a Delaware corporation's Annual Report on Form 10-K for the year ended December 31, 1994 and incorporated herein by reference).

10.24 Michael Foods, Inc. 1994 Executive Incentive Plan, as Amended Effective January 1, 1995 (filed as Exhibit 10.97 to Michael Foods, Inc., a Delaware corporation's Annual Report on Form 10-K for the year ended December 31, 1994 and incorporated herein by reference).

10.25 Michael Foods, Inc. 1994 Executive Incentive Plan, as Amended Effective January 1, 1996 (filed as Exhibit 10.98 to Michael Foods, Inc., a Delaware corporation's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference).

10.26 Employment Agreement between Michael Foods, Inc. and Bill L. Goucher, dated December 31, 1995 (filed as Exhibit 10.99 to
            Michael Foods, Inc., a Delaware corporation's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference).

10.27 Resolution adopted by the Michael Foods, Inc. Board of Directors on July 27, 1995 extending the termination date of the Severance Plan for Eligible Employees of Michael Foods, Inc. and its Subsidiaries for one additional year (filed as Exhibit 10.98 to Michael Foods, Inc., a Delaware corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995 and incorporated herein by reference).

10.28 Amendment No. 1 to Employment Agreement between Michael Foods, Inc. and Jeffrey M. Shapiro, dated December 31, 1995 (filed as Exhibit
            10.101 to Michael Foods, Inc., a Delaware corporation's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference).

10.29 Amendment No. 1 to Employment Agreement between Michael Foods, Inc. and Norman A. Rodriguez, dated December 31, 1995 (filed as Exhibit
            10.102 to Michael Foods, Inc., a Delaware corporation's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference).

10.30 Amendment No. 1 to Employment Agreement between Michael Foods, Inc. and James J. Kohler, dated December 31, 1995 (filed as Exhibit
            10.103 to Michael Foods, Inc., a Delaware corporation's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference).

10.31 Amendment No. 1 to Employment Agreement between Michael Foods, Inc. and Kevin O. Kelly, dated December 31, 1995 (filed as Exhibit
            10.104 to Michael Foods, Inc., a Delaware corporation's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference).

10.32 Amendment No. 1 to Employment Agreement between Michael Foods, Inc. and John D. Reedy, dated December 31, 1995 (filed as Exhibit 10.105 to Michael Foods, Inc., a Delaware corporation's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference).

10.33 Amendment No. 2 to Employment Agreement between Michael Foods, Inc. and Gregg A. Ostrander, dated December 31, 1995 (filed as Exhibit
            10.106 to Michael Foods, Inc., a Delaware corporation's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference).

10.34 Resolution adopted by the Board of Directors on June 26, 1996, amending the Severance Plan for Eligible Employees of Michael Foods, Inc. and Subsidiaries and extending its termination date for one additional year (filed as Exhibit 10.107 to Michael Foods, Inc., a Delaware corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, and incorporated herein by reference).

10.35 Agreement and Plan of Reorganization, and Amendment No. 1, by and among Michael Foods, Inc., M. G. Waldbaum Company and Papetti's Hygrade Egg Products, Inc., and Quaker State Farms, Inc., Papetti's of Iowa Food Products, Inc., Monark Egg

            Corporation, Egg Specialties, Inc., Papetti Foods, Inc.,
            Casa Trucking Limited Partnership, Papetti Transport Leasing Limited Partnership, and Papetti Equipment Leasing Partnership (filed as Exhibit 10.111 to Michael Foods, Inc., a Delaware corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, and incorporated herein by reference).

10.36 Amendment No. 2, dated February 26, 1997, to Agreement and Plan of Reorganization by and among Michael Foods, Inc., a Delaware corporation, M. G. Waldbaum Company and Papetti's Hygrade Egg Products, Inc., and Quaker State Farms, Inc., Papetti's of Iowa Food Products, Inc., Monark Egg Corporation, Egg Specialties, Inc., Papetti Foods, Inc., Casa Trucking Limited Partnership, Papetti Transport Leasing Limited Partnership, and Papetti Equipment Leasing Partnership (filed as Exhibit B to Arthur J. Papetti Schedule 13D relating to Michael Foods, Inc. filed March 7, 1997 and incorporated herein by reference).

10.37    *  Form of Employment Agreement, dated February 26, 1997, by and between Arthur J. Papetti and Michael Foods, Inc.

10.38 Shareholder Agreement, dated February 26, 1997, by and among Michael Foods, Inc., a Delaware corporation and Arthur N. Papetti as Representative of and attorney-in-fact for the Shareholders and Sellers Listed on Schedule I (filed as Exhibit D to Arthur J. Papetti Schedule 13D filed March 7, 1997 and incorporated herein by reference).

10.39    *  Form of Loan Agreement dated as of February 26, 1997 between Michael
            Foods, Inc., a Delaware corporation and various Lenders with regard to $125,000,000 of 7.58% Senior Notes due February 26, 2009, including form of Note and Novation and Assumption Agreement.

10.40    *  Form of Amendment Agreement dated as of February 26, 1997 between
            Michael Foods, Inc., a Delaware corporation and Metropolitan Life Insurance Company regarding up to $50,000,000 of 9.5% Senior Notes due December 1, 1999, including form of Note and Novation and Assumption Agreement.

10.41    *  Form of Revolving Loan Agreement dated as of February 28, 1997 among
            Michael Foods, Inc., a Delaware corporation, the Listed Banks and Bank of America National Trust, including exhibits.


10.42    *  Form of Employment Agreement between Michael Foods, Inc., a Delaware corporation and Stephen Papetti dated February 26, 1997.

10.43    *  Form of Employment Agreement between Michael Foods, Inc., a Delaware corporation and Arthur N. Papetti dated February 26, 1997.

10.44    *  Lease by and between ASA Company, as Landlord and Michael Foods,
            Inc., a Delaware corporation as Tenant dated February 26, 1997.

10.45    *  Lease by and between Rechsteiner/Papetti, et al., as Landlord and
            Michael Foods, Inc., a Delaware corporation as Tenant dated February 26, 1997.

10.46    *  Lease by and between Jersey Pride Urban Renewal, as Landlord and
            Michael Foods, Inc., a Delaware corporation as Tenant dated February 26, 1997.

10.47    *  Lease by and between Papetti Holding Company, as Landlord and
            Michael Foods, Inc., a Delaware corporation as Tenant dated February 26, 1997.

10.48    *  Lease by and between Papetti Holding Company, as Landlord and
            Michael Foods, Inc., a Delaware corporation as Tenant dated February 26, 1997.

10.49    *  Lease by and between Papetti Holding Company, Jack Bernstein,
            Sherwood Weiser and Estate of David Levinson, as Landlord and Michael Foods, Inc., a Delaware corporation as Tenant dated February 26, 1997.

10.50    *  Lease by and between A & A Urban Renewal, as Landlord and Michael
            Foods, Inc., a Delaware corporation as Tenant dated February 26,
            1997.

20.1     *  Press releases of Michael Foods, Inc., a Delaware
            corporation issued February 26, 1997, regarding the Papetti Agreement and Plan of Reorganization and Debt Financing.

20.2     *  Press release of Michael Foods, Inc., a Delaware
            corporation issued February 28, 1997, regarding Bank Financing.

20.3     *  Press release of the Registrant and Michael Foods, Inc., a Delaware
            corporation issued February 28, 1997, regarding the North Star Universal/Michael Foods, Inc. a Delaware corporation/NSU Merger Co./ENStar Reorganization.

99.1     *  Excerpt of financial statements and notes thereto from Michael
            Foods, Inc., a Delaware corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996.
____________________________

      * Filed Herewith

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated: March 13, 1997

                                         MICHAEL FOODS, INC.

                                         By: /s/ John D. Reedy
                                            ------------------
                                         John D. Reedy, Vice President-Finance,
                                         Chief Financial Officer and Treasurer

                                EXHIBIT INDEX


Exhibit Number      Description                                             Page
-------------       -----------                                             ----
2.1                 Agreement and Plan of Reorganization, dated as of
                    December 21, 1995, by and among North Star Universal,
                    Inc., Michael Foods, Inc. and NSU Merger Co. (filed as an exhibit to the Report on Form 8-K filed by the Company on December 27, 1995 (schedules omitted -- the
                    Registrant agrees to furnish a copy of any schedule to the Commission upon request)).

3.1              *  Amended and Restated Articles of Incorporation of the
                    Company dated February 28, 1997.

3.2                 Amended and Restated Bylaws of the Company (filed as
                    Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1994 and incorporated herein by reference).

4.1              *  Form of Common Stock Certificate.

4.2 Form of Indenture, dated as of April 26, 1989, between the Company and National City Bank of Minneapolis, as trustee (filed as Exhibit 4.1 to Registration
                    No. 33-26176 and incorporated herein by reference).

4.3                 Form of First Supplemental Indenture, dated as of
                    March 16 1992, amending the Indenture described in
                    Exhibit 4.2 above (filed as Exhibit 4.2 to Registration No. 33-46418 and incorporated herein by reference).

4.4 Form of Second Supplemental Indenture, dated as of March 16, 1995, amending the Indenture described in
                    Exhibit 4.2 above (filed as Exhibit 4.3 to the Company's Annual Report on Form 10-K for
            the year ended December 31, 1994 and incorporated herein by reference).

4.5 Indenture, dated as of December 1, 1986, between the Company and National City Bank of Minneapolis, as trustee, relating to $25,000,000 principal amount of Subordinated Debentures Series 87/88 (filed as Exhibit 4.1 to Registration No. 33-10558 and incorporated herein by reference).

4.6 Indenture, dated as of September, 1985, between the Company and American National Bank and Trust Company, as trustee, relating to $14,000,000 principal amount of Subordinated Debentures, Series 1985 (filed as Exhibit 4 to Registration No. 2-99100 and incorporated herein by reference).

10.1 Michael Foods, Inc. 1987 Incentive Stock Option Plan and Incentive Stock Option Agreement (filed as Exhibit 10.15 to Michael Foods, Inc., a Delaware corporation's Registration Statement on Form S-1 Registration No. 33-12949 and incorporated herein by reference).

10.2 Michael Foods, Inc. 1987 Non-Qualified Stock Option Plan and Non-Qualified Stock Option Agreement (filed as Exhibit 10.16 to Michael Foods, Inc., a Delaware corporation's Registration Statement on Form S-1 Registration No. 33-12949 and incorporated herein by reference).

10.3 Form of Michael Foods, Inc. Director Stock Option Agreement (filed as Exhibit 10.25 to Michael Foods, Inc., a Delaware corporation's Registration Statement on Form S-1 Registration No. 33-12949 and incorporated herein by reference).

10.4 Retirement Compensation Agreement between Milton G. Waldbaum Company and Daniel W. Gardner, dated September 24, 1987 (filed as Exhibit
            10.40 to Michael Foods, Inc., a Delaware corporation's Annual Report on Form 10-K for the year ended December 31, 1989 and incorporated herein by reference).

10.5 Loan Agreement and Promissory Note between Metropolitan Life Insurance Company and Michael Foods, Inc., dated December 1, 1989 (filed as Exhibit 10.43 to Michael Foods, Inc., a Delaware corporation's Annual Report on Form 10-K for the year ended December 31, 1989 and incorporated herein by reference).

10.6 Amendment to Michael Foods, Inc. Incentive and Non-Qualified Stock Option Plans, dated November 21, 1989 (filed as Exhibit 4.6 to Michael Foods, Inc., a Delaware corporation's Registration Statement on Form S-8 effective November 21, 1989, Registration No. 33-31914 and incorporated herein by reference).

10.7 License Agreement between Michael Foods, Inc. and North Carolina State University, dated November 28, 1989 (filed as Exhibit 10.56 to Michael Foods, Inc., a Delaware corporation's Annual Report on Form 10-K for the year ended December 31, 1990 and incorporated herein by reference).

10.8     *  Amendment dated December 18, 1996 to License Agreement between
            Michael Foods, Inc., a Delaware corporation, and North Carolina State University, dated November 28, 1989.

10.9 Severance Plan for Eligible Employees of Michael Foods, Inc. and its Subsidiaries (incorporated by reference from the Michael Foods, Inc., a Delaware corporation's Form 8, Amendment No. 1 to Report on Form 10-K for the year ended December 31, 1990).

10.10 First Amendment to December 1, 1989 Loan Agreement and Promissory Note between Michael Foods, Inc. and Metropolitan Life Insurance Company, dated October 14, 1992 (filed as Exhibit 10.67 to
            Michael Foods, Inc., a Delaware corporation's Annual Report on Form 10-K for the year ended December 31, 1992 and incorporated herein by reference).

10.11 Amendment to the Michael Foods, Inc. Non-Qualified Stock Option Plan (filed as Exhibit 4.7 to the Michael Foods, Inc., a Delaware corporation's Registration Statement on Form S-8 effective June 9, 1993 Registration No. 33-64078 and incorporated by reference).

10.12 Stock Option Plan for Non-Employee Directors (filed as Exhibit 4.1 to the Michael Foods, Inc., a Delaware corporation's Registration Statement on Form S-8 effective June 9, 1993 Registration No. 33-64076 and incorporated herein by reference).

10.13       Michael Foods, Inc. 1994 Executive Incentive Plan (filed as
            Exhibit 10.76 to Michael Foods, Inc., a Delaware corporation's Annual Report on Form 10-K for the year ended December 31, 1993 and incorporated herein by reference).

10.14 Michael Foods, Inc. 1994 Executive Performance Stock Award Plan (filed as Exhibit 10.77 to Michael Foods, Inc., a Delaware corporation's Annual Report on Form 10-K for the year ended December 31,1993 and incorporated herein by reference).

10.15 Employment Agreement between Michael Foods, Inc. and Gregg A. Ostrander, dated January 31, 1994 (filed as Exhibit 10.79 to Michael Foods, Inc., a Delaware corporation's Annual Report on Form 10-K for the year ended December 31, 1993 and incorporated herein by reference).

10.16 Second Amendment to December 1, 1989 Loan Agreement and Promissory Note between Michael Foods, Inc. and Metropolitan Life Insurance Company, dated February 23, 1994 (filed as Exhibit 10.81 to Michael Foods, Inc., a Delaware corporation's Annual Report on Form 10-K for the year ended December 31, 1993 and incorporated herein by reference).

10.17       Michael Foods, Inc. Employee Stock Purchase Plan (filed as Exhibit
            10.88 to Michael Foods, Inc., a Delaware corporation's Annual Report on Form 10-K for the year ended December 31, 1994 and incorporated herein by reference).

10.18 Amendment No. 1 to Employment Agreement between Michael Foods, Inc. and Gregg A. Ostrander, dated December 31, 1994 (filed as Exhibit
            10.89 to the Michael Foods, Inc., a Delaware corporation's Annual Report on Form 10-K for the year ended December 31, 1994 and incorporated herein by reference).

10.19 Employment Agreement between Michael Foods, Inc. and Jeffrey M. Shapiro, dated December 31, 1994 (filed as Exhibit 10.90 to
            Michael Foods, Inc., a Delaware corporation's Annual Report on Form 10-K for the year ended December 31, 1994 and incorporated herein by reference).

10.20 Employment Agreement between Michael Foods, Inc. and Norman A. Rodriguez, dated December 31, 1994 (filed as Exhibit 10.92 to Michael Foods, Inc., a Delaware corporation's Annual Report on Form 10-K for the year ended December 31, 1994 and incorporated herein by reference).

10.21 Employment Agreement between Michael Foods, Inc. and James J. Kohler dated December 31, 1994 (filed as Exhibit 10.93 to
            Michael Foods, Inc., a Delaware corporation's Annual Report on Form 10-K for the year ended December 31, 1994 and incorporated herein by reference).

10.22 Employment Agreement between Michael Foods, Inc. and Kevin O. Kelly, dated December 31, 1994 (filed as Exhibit 10.94 to
            Michael Foods, Inc., a Delaware corporation's Annual Report on Form 10-K for the year ended December 31, 1994 and incorporated herein by reference).

10.23 Employment Agreement between Michael Foods, Inc. and John D. Reedy, dated December 31, 1994 (filed as Exhibit 10.95 to Michael
            Foods, Inc., a Delaware corporation's Annual Report on Form 10-K for the year ended December 31, 1994 and incorporated herein by reference).

10.24 Michael Foods, Inc. 1994 Executive Incentive Plan, as Amended Effective January 1, 1995 (filed as Exhibit 10.97 to Michael Foods, Inc., a Delaware corporation's Annual Report on Form 10-K for the year ended December 31, 1994 and incorporated herein by reference).

10.25 Michael Foods, Inc. 1994 Executive Incentive Plan, as Amended Effective January 1, 1996 (filed as Exhibit 10.98 to Michael Foods, Inc., a Delaware corporation's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference).

10.26 Employment Agreement between Michael Foods, Inc. and Bill L. Goucher, dated December 31, 1995 (filed as Exhibit 10.99 to
            Michael Foods, Inc., a Delaware corporation's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference).

10.27 Resolution adopted by the Michael Foods, Inc. Board of Directors on July 27, 1995 extending the termination date of the Severance Plan for Eligible Employees of Michael Foods, Inc. and its Subsidiaries for one additional year (filed as Exhibit 10.98 to Michael Foods, Inc., a Delaware corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995 and incorporated herein by reference).

10.28 Amendment No. 1 to Employment Agreement between Michael Foods, Inc. and Jeffrey M. Shapiro, dated December 31, 1995 (filed as Exhibit
            10.101 to Michael Foods, Inc., a Delaware corporation's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference).

10.29 Amendment No. 1 to Employment Agreement between Michael Foods, Inc. and Norman A. Rodriguez, dated December 31, 1995 (filed as Exhibit
            10.102 to Michael Foods, Inc., a Delaware corporation's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference).

10.30 Amendment No. 1 to Employment Agreement between Michael Foods, Inc. and James J. Kohler, dated December 31, 1995 (filed as Exhibit
            10.103 to Michael Foods, Inc., a Delaware corporation's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference).

10.31 Amendment No. 1 to Employment Agreement between Michael Foods, Inc. and Kevin O. Kelly, dated December 31, 1995 (filed as Exhibit
            10.104 to Michael Foods, Inc., a Delaware corporation's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference).

10.32 Amendment No. 1 to Employment Agreement between Michael Foods, Inc. and John D. Reedy, dated December 31, 1995 (filed as Exhibit 10.105 to Michael Foods, Inc., a Delaware corporation's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference).

10.33 Amendment No. 2 to Employment Agreement between Michael Foods, Inc. and Gregg A. Ostrander, dated December 31, 1995 (filed as Exhibit
            10.106 to Michael Foods, Inc., a Delaware corporation's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference).

10.34 Resolution adopted by the Board of Directors on June 26, 1996, amending the Severance Plan for Eligible Employees of Michael Foods, Inc. and Subsidiaries and extending its termination date for one additional year (filed as Exhibit 10.107 to Michael Foods, Inc., a Delaware corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, and incorporated herein by reference).

10.35 Agreement and Plan of Reorganization, and Amendment No. 1, by and among Michael Foods, Inc., M. G. Waldbaum Company and Papetti's Hygrade Egg Products, Inc., and Quaker State Farms, Inc., Papetti's of Iowa Food Products, Inc., Monark Egg

            Corporation, Egg Specialties, Inc., Papetti Foods, Inc.,
            Casa Trucking Limited Partnership, Papetti Transport Leasing Limited Partnership, and Papetti Equipment Leasing Partnership (filed as Exhibit 10.111 to Michael Foods, Inc., a Delaware corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, and incorporated herein by reference).

10.36 Amendment No. 2, dated February 26, 1997, to Agreement and Plan of Reorganization by and among Michael Foods, Inc., a Delaware corporation, M. G. Waldbaum Company and Papetti's Hygrade Egg Products, Inc., and Quaker State Farms, Inc., Papetti's of Iowa Food Products, Inc., Monark Egg Corporation, Egg Specialties, Inc., Papetti Foods, Inc., Casa Trucking Limited Partnership, Papetti Transport Leasing Limited Partnership, and Papetti Equipment Leasing Partnership (filed as Exhibit B to Arthur J. Papetti Schedule 13D relating to Michael Foods, Inc. filed March 7, 1997 and incorporated herein by reference).

10.37    *  Form of Employment Agreement, dated February 26, 1997, by and between Arthur J. Papetti and Michael Foods, Inc.

10.38 Shareholder Agreement, dated February 26, 1997, by and among Michael Foods, Inc., a Delaware corporation and Arthur N. Papetti as Representative of and attorney-in-fact for the Shareholders and Sellers Listed on Schedule I (filed as Exhibit D to Arthur J. Papetti Schedule 13D filed March 7, 1997 and incorporated herein by reference).

10.39    *  Form of Loan Agreement dated as of February 26, 1997 between Michael
            Foods, Inc., a Delaware corporation and various Lenders with regard to $125,000,000 of 7.58% Senior Notes due February 26, 2009, including form of Note and Novation and Assumption Agreement.

10.40    *  Form of Amendment Agreement dated as of February 26, 1997 between
            Michael Foods, Inc., a Delaware corporation and Metropolitan Life Insurance Company regarding up to $50,000,000 of 9.5% Senior Notes due December 1, 1999, including form of Note and Novation and Assumption Agreement.

10.41    *  Form of Revolving Loan Agreement dated as of February 28, 1997 among
            Michael Foods, Inc., a Delaware corporation, the Listed Banks and Bank of America National Trust, including exhibits.


10.42    *  Form of Employment Agreement between Michael Foods, Inc., a Delaware corporation and Stephen Papetti dated February 26, 1997.

10.43    *  Form of Employment Agreement between Michael Foods, Inc., a Delaware corporation and Arthur N. Papetti dated February 26, 1997.

10.44    *  Lease by and between ASA Company, as Landlord and Michael Foods,
            Inc., a Delaware corporation as Tenant dated February 26, 1997.

10.45    *  Lease by and between Rechsteiner/Papetti, et al., as Landlord and
            Michael Foods, Inc., a Delaware corporation as Tenant dated February 26, 1997.

10.46    *  Lease by and between Jersey Pride Urban Renewal, as Landlord and
            Michael Foods, Inc., a Delaware corporation as Tenant dated February 26, 1997.

10.47    *  Lease by and between Papetti Holding Company, as Landlord and
            Michael Foods, Inc., a Delaware corporation as Tenant dated February 26, 1997.

10.48    *  Lease by and between Papetti Holding Company, as Landlord and
            Michael Foods, Inc., a Delaware corporation as Tenant dated February 26, 1997.

10.49    *  Lease by and between Papetti Holding Company, Jack Bernstein,
            Sherwood Weiser and Estate of David Levinson, as Landlord and Michael Foods, Inc., a Delaware corporation as Tenant dated February 26, 1997.

10.50    *  Lease by and between A & A Urban Renewal, as Landlord and Michael
            Foods, Inc., a Delaware corporation as Tenant dated February 26,
            1997.